AUDIOVOX CORPORATION


                         Offer To Purchase For Cash
                  Any Or All Of Its Outstanding Warrants,
                    Each Exercisable At $7 1/8 Per Share
                          of Class A Common Stock
                                     At
                             $1.30 Per Warrant

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THE OFFER AND  WITHDRAWAL  RIGHTS WILL EXPIRE AT 12:00  MIDNIGHT,  NEW YORK
CITY TIME, ON FRIDAY, SEPTEMBER 4, 1998 UNLESS THE OFFER IS EXTENDED.

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To Brokers, Dealers, Commercial Banks,
     Trust Companies and Other Nominees:

     Audiovox Corporation, a Delaware corporation (the "Company"), is offering to purchase any or all of its outstanding warrants (the "Warrants") at a price, net to the seller in cash, of $1.30 per Warrant (the "Purchase Price"), upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase, dated August 10, 1998 (the "Offer to Purchase"), and in the enclosed Letter of Transmittal (which together constitute the "Offer"). Each Warrant entitles the holder thereof to purchase one share of Class A Common Stock, $.01 par value per share (the "Common Stock"), of the Company at a price of $7 1/8 per share, subject to adjustment, from the date of issuance until March 15, 2001, unless sooner terminated under the circumstances described below.

     THE OFFER IS NOT SUBJECT TO ANY FINANCING CONDITION OR TO THE TENDER OF A MINIMUM NUMBER OF WARRANTS PURSUANT TO THE OFFER. THE OFFER IS SUBJECT TO ONLY THOSE CONDITIONS SET FORTH IN SECTION 8 OF THE OFFER TO PURCHASE.

     UNDER THE TERMS OF THE WARRANTS, IF LESS THAN 5% OF THE WARRANTS INITIALLY ISSUED REMAIN OUTSTANDING AT ANY TIME, THE COMPANY MAY ELECT, BY WRITTEN NOTICE TO EACH HOLDER OF WARRANTS, THAT THE WARRANTS WILL EXPIRE ON THE 30TH DAY AFTER DELIVERY OF SUCH NOTICE. THE COMPANY INTENDS TO MAKE SUCH ELECTION IF MORE THAN 95% OF THE WARRANTS ARE TENDERED PURSUANT TO THE OFFER.

     We are asking you to contact clients for whom you hold Warrants registered in your name or in the name of your nominee or who hold Warrants registered in their own names.

     The Company will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Warrants pursuant to the Offer. However, you will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay or cause to be paid all transfer taxes, if any, applicable to the purchase of Warrants to it or its order, except as otherwise provided in Instruction 3 of the Letter of Transmittal.

     For your information and for forwarding to your clients for whom you hold Warrants registered in your name or in the name of your nominee of who hold Warrants registered in their own names, enclosed are copies of the following documents:

     1.   The Offer to Purchase, dated August 10, 1998;

     2.   The Letter of Transmittal;

     3. A form letter that may be sent to your clients for whose accounts you hold Warrants registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer to Purchase;

     4.   A Notice of Guaranteed Delivery;

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     6.   A return envelope addressed to the Depositary.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. The Offer will expire at 12:00 midnight, New York City time, on Friday, September 4, 1998, unless extended.

     A warrantholder wishing to tender Warrants pursuant to the Offer should either (a) complete and execute the Letter of Transmittal (or facsimile thereof) and have the signature thereon guaranteed if required by the instructions thereof, and deliver such Letter of Transmittal, together with certificates representing the Warrants to be tendered, or, in the case of book-entry delivery of Warrants, such Warrants should be tendered by book-entry transfer into the Depositary's account maintained at DTC, and any other required documents, to the Depositary on or prior to the Expiration Date or (b) request his broker, dealer, commercial bank, trust company or other nominee to effect the transaction for him. See the Offer to Purchase under "Section 5. Procedure for Tendering of Warrants."

     Warrantholders who wish to tender their Warrants pursuant to the Offer and (a) whose certificate(s) for such Warrants are not immediately available, (b) who cannot deliver their Warrants and Letter of Transmittal to the Depositary on or prior to the Expiration Date or (c) who cannot comply with the book-entry transfer procedures on a timely basis, must tender their Warrants according to the guaranteed delivery procedures set forth in the Offer to Purchase under "Section 5. Procedure for Tendering of Warrants."

     All questions relating to the Offer, as well as requests for assistance, may be directed to the Company's Dealer Manager, Ladenburg Thalmann & Co. Inc., at its address and telephone number set forth on the back cover of the Offer to Purchase. Requests for additional copies of the Offer to Purchase, the Letter of Transmittal and the other Offer materials may be directed to the Dealer Manager.

                                                Very truly yours,

                                                AUDIOVOX CORPORATION

Enclosures

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE DEPOSITARY OR ANY AFFILIATE OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER NOT MADE IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.